UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 11, 2008

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Dr. Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Integrated Security Systems, Inc. (the “Company”), the Company’s subsidiaries Intellisite, Inc., B&B ARMR, Inc., B&B Roadway, Inc. and Doortek, Inc., and Capital Funding Solutions, Inc., a South Carolina corporation (“Capital Funding”) entered into that certain Factoring and Security Agreement (the “Factoring Agreement”) on August 11, 2008.  The Factoring Agreement provides that the Company will sell to Capital Funding certain of its accounts receivable as may be listed from time to time on the Schedule of Accounts attached to the Factoring Agreement.  Moreover, the Factoring Agreement requires that the Company grant to Capital Funding a continuing first priority security interest in the all of the Company’s now owned and hereafter acquired accounts, chattel paper, deposit accounts receivable, inventory, equipment, instruments, investment property, documents, letter of credit rights, commercial tort claims, general intangibles and supporting obligations.  The Factoring Agreement does not require the Company to grant a security interest in any of the assets of Doortek, Inc. and B&B Roadway, Inc.

Purchase Price for Accounts Receivable

For each Account, Capital Funding will pay to the Company the face amount due on such Account at the time of purchase less the Factoring Fee (as defined in the Factoring Agreement).  The Factoring Fee is calculated as follows: .35% of the face amount due on an Account at the time of purchase for each 5 day period, computed from the end of the 5 day period following the date on which the purchase price is paid to the Company for such Account and ending when such Account is paid by the account debtor.

Representations and Warranties

The Factoring Agreement contains representations and warranties of the parties customary for a transaction of this type.

Covenants

The Factoring Agreement contains covenants of the parties customary for a transaction of this type, including a covenant of the Company not to compromise or settle any of its accounts receivable for less than the full amount thereof or grant any extension of time for payment of any of its accounts receivable.  In addition, the Factoring Agreement prohibits the Company from creating, incurring, assuming or permitting to exist any lien upon or with respect to any assets in which Capital Funding holds a security interest.

Indemnification

The Factoring Agreement includes indemnification provisions in favor of Capital Funding and customary for a transaction of this nature.  No claim for indemnity may be made by Capital Funding for any claims, liabilities or expenses arising from or with respect to Capital Funding’s gross negligence, recklessness or willful misconduct.

The foregoing summary is qualified in its entirety by the full text of the Factoring Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit	Description of Exhibit
10.1	Factoring and Security Agreement (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated: August 14, 2008	/s/ VERNON H. FOERSTERLING, JR.
Vernon H. Foersterling, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Factoring and Security Agreement (furnished herewith)

EXHIBIT 10.1

FACTORING AND SECURITY AGREEMENT

[ATTACHED]

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